EXHIBIT 99.4
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              IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

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Curtis Denison, individually and on       :
behalf of all others similarly situated,  :
                                          :
                  Plaintiff,              :  CIVIL ACTION NO. 19863NC
                                          :
            v.                            :  CLASS ACTION
                                          :
The Reader's Digest Association, Inc.,    :
Dewitt Wallace-Reader's Digest Fund, Lila :
Wallace-Reader's Digest Fund, Thomas O.   :
Ryder, Jonathan B. Bulkeley, Herman Cain, :
Lynne V. Cheney, M. Christine DeVita,     :
James E. Preston, Lawrence R. Ricciardi,  :
C.J. Silas, William J. White, and Ed      :
Zschau,                                   :
                                          :
                  Defendants.
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                                   COMPLAINT

     Plaintiff, Curtis Denison, by his attorneys, for his complaint alleges upon information and belief, except as to paragraph 1 which is alleged upon personal knowledge, as follows:

                                  THE PARTIES

     1. Plaintiff Curtis Denison ("plaintiff") is the owner of Class B voting common stock of The Reader's Digest Association, Inc. ("Reader's Digest" or the "Company") and has been the owner of such shares continuously since prior to the wrongs complained of herein.

     2. Defendant Reader's Digest is a corporation duly existing and organized under the laws of the State of Delaware, with its principal offices located in Pleasantville, New York. The Company purports to be a global leader in publishing and direct marketing. Reader's Digest is best known for publishing its flagship Reader's Digest magazine. Reader's Digest trades on the New

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York Stock Exchange under two symbols, RDA (the Class A non-voting common stock)
and RDB (the Class B voting common stock).

     3. Defendants Dewitt Wallace-Reader's Digest Fund and Lila Wallace-Reader's Digest Fund (collectively, the "Wallace Funds") are charitable organizations established by Reader's Digest's founders, DeWitt and Lila Wallace. The Wallace Funds own 50% of the Company's outstanding Class B voting common stock. As the controlling shareholder of the Company, the Wallace Funds are in a fiduciary relationship with plaintiff and the other Class B voting common stockholders of Reader's Digest, and owes plaintiff and the other members of the class the highest obligations of good faith, fair dealing, due care, loyalty and full, candid and adequate disclosure.

     4. Defendant Thomas O. Ryder ("Ryder") is and at all times relevant hereto has been Chief Executive Officer and Chairman of the board of directors of the Company.

     5. Defendant M. Christine DeVita ("DeVita") is and at all times relevant hereto has been a director of the Company. DeVita also serves as President of the Wallace Funds.

     6. Defendant C.J. Silas ("Silas") is and at all times relevant hereto has been a director of the Company. Silas also serves as a director of the Wallace Funds.

     7. Defendants Jonathan B. Bulkeley, Herman Cain, Lynne V. Cheney, James E. Preston, Lawrence R. Ricciardi, William J. White and Ed Zschau are, and at all times relevant hereto, have been directors of Reader's Digest.

     8. The defendants referred to above in paragraphs 4 through 7 are hereinafter collectively referred to as the "Individual Defendants."

     9. By reason of the Individual Defendants' positions as the Company's directors, they are in a fiduciary relationship with plaintiff and the other public stockholders of Reader's Digest, and



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owe plaintiff and the other members of the class the highest obligations of good faith, fair dealing, due care, loyalty and full, candid and adequate disclosure.

                            CLASS ACTION ALLEGATIONS

     10. Plaintiff brings this action on his own behalf and as a class action, pursuant to Court of Chancery Rule 23, on behalf of himself and the Class B voting common stockholders of Reader's Digest common stock (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation or other entity related to or affiliated with any of the defendants.

     11. This action is properly maintainable as a class action.

     12. The Class is so numerous that joinder of all members is impracticable. As of June 14, 2002, there were approximately 10.9 million shares of Reader's Digest Class B common stock outstanding. Apart from those Class B shares held by the Wallace Funds, there are approximately 4.7 million Class B shares held by beneficial owners who are located throughout the United States.

     13. There are questions of law and fact which are common to the Class including, inter alia, the following:

          a. whether the recapitalization agreement unfairly favors the Wallace Funds at the expense of the Company's other Class B stockholders;

          b. whether plaintiff and the other members of the Class would be irreparably damaged were the transactions complained of herein consummated; and

          c. whether defendants have breached their fiduciary and other common law duties owed by them to plaintiff and the other members of the Class.

     14. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Plaintiff's claims are typical of the claims of the other





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members of the Class and plaintiff has the same interests as the other members of the Class. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

     15. The prosecution of separate actions by individual members of the Class would create the risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for defendants, or adjudications with respect to individual members of the Class which would as a practical matter be dispositive of the interests of the other members not parties to the adjudications or substantially impair or impede their ability to protect their interests.

     16. Defendants have acted, or refused to act, on grounds generally applicable to, and causing injury to, the Class and, therefore, preliminary and final injunctive relief on behalf of the Class as a whole is appropriate.

                            SUBSTANTIVE ALLEGATIONS

     17. On or about April 12, 2002, the Company entered into an agreement with the Wallace Funds (the "Recapitalization Agreement") pursuant to which the Company's common stock will be reclassified into one class of voting stock (the "new common stock"). Pursuant to the Recapitalization Agreement, each share of Class A nonvoting common stock will be exchanged for one share of new common stock, entitled to one vote per share, and each share of Class B voting common stock will be exchanged for 1.24 shares of new common stock, entitled to one vote per share.

     18. Pursuant to the terms of the Recapitalization Agreement, the Company has agreed to purchase 3,636,363 shares of Class B Voting common stock owned by the Wallace Funds


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(approximately half of its Class B holdings) for $27.50 per share in cash for an aggregate purchase price of approximately $100 million (the "Cash Option"). At the time the parties entered into the Recapitalization Agreement, the $27.50 represented a premium of approximately 20%. However, both the Class A and Class
B shares have declined in value since then, thereby increasing the cash premium to the Wallace Funds significantly.

     19. Despite their ownership of an identical class of Reader's Digest common stock, Plaintiff and the Class are not being offered the cash premium offered to the Wallace Funds in connection with the proposed transaction. Thus, the Recapitalization Agreement improperly provides for disparate treatment of the Company's Class B shares.

     20. Moreover, providing a cash premium to the Wallace Funds will have a detrimental impact on the Company as a whole. The additional $100 million financing incurred by the Company in connection with the repurchase of half of the Wallace Funds' Class B shares will substantially increase the debt of an already highly leveraged company and likely cause additional downgrade of the Company's credit rating. Thus, the proposed cash premium serves no purpose, other than to benefit the Company's board and controlling stockholders at the expense of the Company's other equity shareholders and the Company itself.

     21. The Wallace Funds have access to internal financial information about Reader's Digest, its true value, expected increase in true value and the benefits of 100% ownership of Reader's Digest to which plaintiff and the Class members are not privy. The Wallace Funds are using such inside information to benefit themselves in this transaction, to the detriment of Reader's Digest's other Class B common stockholders.

     22. The Wallace Funds have clear and material conflicts of interest and are acting to better their own interests at the expense of Reader's Digest's other Class B shareholders. Specifically, only the Wallace Funds will receive the benefit of a cash premium in connection with the Company's repurchase of their Class B stock. The Wallace Funds control the Company and its proxy machinery. They have selected and elected all of Reader's Digest's directors.



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     23. The Wallace Funds, with the acquiescence of the directors of Reader's
Digest, are engaging in self-dealing and not acting in good faith toward plaintiff and the other members of the Class. By reason of the foregoing, Defendants have breached and are breaching their fiduciary duties to the members of the Class.

     24. Unless the proposed recapitalization is enjoined by the Court, defendants will continue to breach their fiduciary duties owed to plaintiff and the members of the Class to the irreparable harm of the members of the Class.

     25. Plaintiff and the Class have no adequate remedy at law.

     WHEREFORE, plaintiff prays for judgment and relief as follows:

     A. Ordering that this action may be maintained as a class action and certifying plaintiff as the Class representative;

     B. Preliminarily and permanently enjoining defendants and all persons acting in concert with them, from proceeding with, consummating or closing the proposed transaction;

     C. In the event the proposed buyout is consummated, rescinding it and setting it aside or awarding rescissory damages to the Class;

     D. Directing defendants to account to Class members for their damages sustained as a result of the wrongs complained of herein;

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     E. Awarding plaintiff the costs of this action, including reasonable allowance for plaintiff's attorneys' and experts' fees; and

     F. Granting such other and further relief as this Court may deem just and proper.



Dated:  August 22, 2002                   TAYLOR & McNEW LLP


                                      By: /s/ R. Bruce McNew / GJP
                                          -----------------------------
                                          R. Bruce McNew
                                          3711 Kennett Pike, Suite 210
                                          Greenville, DE 19807
                                          Telephone:  (302) 656-2500

                                          COUNSEL FOR PLAINTIFF

OF COUNSEL:

SCHIFFRIN & BARROWAY, LLP
Marc A. Topaz
Patricia C. Weiser
Three Bala Plaza East, Suite 400
Bala Cynwyd, PA 19004
Telephone:  (610) 667-7706